EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of Southern Energy, Inc. of our report dated September 8, 1998, with respect to the balance sheet of Berliner Kraft- und Licht (Bewag)-Aktiengesellschaft, Berlin, as of June 30, 1998 and the related statements of profit and loss and cash flows for the year ended June 30, 1998, which appear in Southern Energy, Inc.'s Registration Statement on Form S-1 (Reg. No. 333-35390), dated September 27, 2000.


/s/ KPMG Deutsche Treuhand-Gesellschaft AG

Berlin, Germany
October 24, 2000